UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 11, 2014, The Men’s Wearhouse, Inc. (the “Company”) announced that it has agreed to sell $600 million aggregate principal amount of its 7.00% senior notes due 2022 (the “Notes”) in a private offering (the “Notes Offering”). The Company intends to use the net proceeds from the Notes Offering to finance a portion of the approximately $1.8 billion purchase price for the Company’s previously announced acquisition of Jos. A. Bank Clothiers, Inc.  A copy of the press release, dated June 11, 2014, announcing the pricing of the Notes Offering is attached as Exhibit 99.1 and is incorporated herein by reference.

The Notes will mature on July 1, 2022.  The Company’s obligations under the Notes will be fully and unconditionally guaranteed on an unsecured basis by the Company’s direct and indirect wholly-owned U.S. subsidiaries, subject to certain exceptions.  The Notes Offering is expected to be completed on June 18, 2014, subject to the satisfaction or waiver of certain customary closing conditions.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.  This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes and the related guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains forward-looking information.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, including successful integration of acquisitions, performance issues with key suppliers, disruption in buying trends due to homeland security concerns, severe weather, foreign currency fluctuations, government export and import policies, aggressive advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control.  The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among Men’s Wearhouse, Inc.,  Java Corp. and Jos. A. Bank Clothiers, Inc. (“Jos. A. Bank”), (2) the failure to consummate the acquisition of Jos. A. Bank for reasons including that the conditions to Men’s Wearhouse’s offer to purchase all outstanding shares of Jos. A. Bank’s common stock, including the condition that a minimum number of shares be tendered and not withdrawn, are not satisfied or waived by Men’s Wearhouse, (3) the possibility that the expected benefits from the proposed transaction will not be realized within the anticipated time period, (4) the risks related to the costs and difficulties related to the integration of Jos. A. Bank’s business and operations with Men’s Wearhouse’s business and operations, (5) the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, (6) unexpected costs, charges or expenses resulting from the transaction, (7) litigation relating to the transaction, (8) the inability to retain key personnel and (9) the possible disruption that may be caused by the transaction to the business and operations of Men’s Wearhouse and its relationships with customers, employees and other third parties.

The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. Except for the ongoing obligations of Men’s Wearhouse to disclose material information under the federal securities laws, Men’s Wearhouse undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in Men’s Wearhouse’s annual report on Form 10-K for the fiscal year ended February 1, 2014 and quarterly reports on Form 10-Q.  For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included in this Form 8-K:

99.1	Press Release of Men’s Wearhouse, dated June 11, 2014, announcing the pricing of the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date:	June 11, 2014	By:	/s/ Jon W. Kimmins
Name: Jon. W. Kimmins
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Men’s Wearhouse, dated June 11, 2014, announcing the pricing of the Notes Offering.